Exhibit 99.4

Yasheng Group Announces Asset Swap for Premium Value Crops

REDWOOD CITY, CA (Marketwire Oct. 12, 2015) - Yasheng Group (OTCQB: HERB), A China-based agricultural growing Company with U.S. headquarters in Redwood City, California today announced that Yasheng’s principal shareholders holding 90.17% of the outstanding shares of Yasheng Group, took Action by Consent without a Meeting approving the swap between Yasheng Group, Gansu Yasheng Salt Chemical Industrial Group, Gansu Asia-America Trade Co. Ltd and Gansu Yasheng Agro-Industrial and Commerce Group Co. Ltd. pursuant to which Yasheng Group will swap out all of its agricultural properties in exchange for certain long-term lease management rights in agricultural properties held by Gansu Yasheng Agro-Industrial and Commerce Group Co Ltd., our sister company.

A Preliminary Information Statement concerning the swap transaction was filed on October 6, 2015 with the Securities and Exchange Commission, copies of which are available at https://www.sec.gov/Archives/edgar/data/11233121000119983515000456/0001199835-15-000456-index.htm.

The swap out of Yasheng’s existing agricultural assets will be effective 21 days after the final Information Statement is mailed to the Yasheng shareholders.  The swap in portion of the transaction is already in effect.

The reason for the swap is that the agricultural properties of our sister company are rich in water resources and more suitable for farming than our properties.  Furthermore, the mix of crops grown by our sister company are not as subject to downward price pressures as are our hop and cotton crops because they grow premium-value fruit and vegetables which can be sold at higher prices.

In the swap transaction, we received from our sister company, Gansu Yasheng Agro-Industrial and Commerce Co. Ltd, the long term lease management rights until 2039 of 76,557 mu (12,633 acres) of land in Taizhou City, Zhejiang Province, PRC, among which are:  24,300 mu (4,010 acres) of a broccoli plantation, 18,000 mu (2,970 acres) of a moso bamboo and bamboo shoot plantation, 25,200 mu (4,158 acres) of tangerine plantations, and 9,057 mu (1,495 acres) of a waxberry plantation.

Financial Terms of Swap
The swap of assets will be a non-currency transaction executed between Yasheng Group and our sister company whereby we swap our farmlands for those managed by our sister company Gansu Yasheng Agro-Industrial and Commerce Group Co., Ltd.

SUMMARY COMPARISONS
as of DECEMBER 31, 2014
Our Existing Balance Sheet	Our Pro-Forma Balance Sheet after the Swap
Total Equity & Liabilities: $2,480,030,368	$2,454,376,988
Our Existing Statement of Operations for Year Ended December 2014	Our Pro-Forma Statement of Operation after the Swap for Year Ended December 2014
Net Income: $138,935,086	$224,992,008 Pro Forma as if swap in effect for year ended December 2014
Our Existing Net Income Per Share:$0.90 based on shares outstanding per 2014 10-K	$1.45 Pro Forma net income per share as if swap in effect for year ended December 2014, based on shares outstanding per 2014 10-K

Chairman Ye Dong commenting on the swap said, “The new crops being swapped in will enable Yasheng to conduct high-efficiency agricultural operations in Southeast China.  The new crops which we will be growing are all of premium value, and as a result should position Yasheng for future profitable growth.”  Please visit our website, www.yashgenggroup.com and register to receive future press releases directly.

Safe Harbor Statement
Except for the historical information contained herein, certain matters discussed in this press release are forward-looking statements which involve risks and uncertainties such as expectations of future growth and profits.  These forward-looking statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements.  These risks and uncertainties are discussed in the company’s various filings with the Securities and Exchange Commission.  The company assumes no obligation to update these forward-looking statements.  All information concerning the swap transaction are summaries of the more complete disclosures in the Information Statement referenced above and are qualified by the Information Statement.